EXHIBIT 10.1

CANCELLATION AGREEMENT

by and among

BANNY COSMIC INTERNATIONAL HOLDINGS, INC. (NEVADA)

and

BANNY INTERNATIONAL TRADING CO. LTD. (of MACAU)

and

CHOI KAI WENG

THIS CANCELLATION GREEMENT dated as of the 10th day of September, 2018 (the “Agreement”) among Banny Cosmic International Holdings, Inc. (formerly Wincash Apolo Gold & Energy Inc.), a State of Nevada company (“Banny Cosmic” or the “Company”), Banny International Trading Co. Ltd. (“Banny International”), a Macau corporation, and Choi Kai Weng (“Choi”), collectively hereafter referred as the parties (the “Parties”).

WHEREAS Banny Cosmic had acquired the brand name “Banny Choice” and the right to use Banny International’s sale distribution network under a Sale and Purchase Agreement dated April 3, 2018;

WHEREAS Choi is the sole shareholder of Banny International;

WHEREAS, Banny Cosmic had issued 36,500,000 shares (the “Shares”) of the Company’s common stock and an option (“Option”) to acquire 36,500,000 shares of the Company’s common stock at an exercise price of $0.25 per share to Banny International Group (Holdings) Limited in exchange for the purchase by Banny Cosmic of Banny International’s brand name “Banny Choice” and the right to use Banny International’s sale distribution network throughout Asia and other parts of the world; and

NOW THERFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I: THE CANCELLATION TRANSACTION

Section 1.1: The Cancellation Transaction

The Parties agrees to cancel the transaction described in the above Sale and Purchase Agreement dated April 3, 2018. As a part of this cancellation transaction, the 36,500,000 Shares issued to Banny International Group (Holdings) Limited shall be returned to the Company’s treasury for cancellation, and the Option to acquire 36,500,000 shares of the Company’s common stock at an exercise price of $0.25 per share granted to Banny International Group (Holdings) Limited shall be cancelled.

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ARTICLE II: TRANSACTION CLOSING

Section 2.1: Closing

The Closing shall be held on a date and at a place agreed by the Parties (the “Closing”), which date shall be no later than the Closing Date indicated in this agreement.

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF BANNY COSMIC

Banny Cosmic represents and warrants to Banny International and Choi as of the date hereof that:

Section 3.1: Existence and Power

Banny Cosmic is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Banny Cosmic has the requisite corporate power and authority to own or lease all its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 3.2: Authorization

The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Banny Cosmic and its subsidiary, and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with their terms.

Section 3.3: Board Approvals

The transactions contemplated by this Agreement have been adopted, approved and declared advisable by the Board of Directors of Banny Cosmic.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF BANNY INTERNATIONAL

Banny International represents and warrants to Banny Cosmic as of the date hereof that:

Section 4.1: Existence and Power

Banny International is a corporation duly incorporated, validly existing and in good standing under the laws of Macau. Banny International has the requisite corporate power and authority to own or lease all its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

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Section 4.2: Authorization

The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Banny International, and this Agreement is a valid and binding obligation of Banny International, enforceable against it in accordance with their terms.

Section 4.3: Board Approvals

The transactions contemplated by this Agreement and the compliance with the terms of this Agreement, have been adopted, approved and declared advisable by the Board of Directors of Banny International.

ARTICLE V: CONDITIONS TO TRANSACTION CLOSING

Section 5.1: Conditions to Each Party’s Obligation to Effect the Transaction

The respective obligations of the Parties hereunder to effect the Transaction shall be subject to the fact that no order, injunction or decree being issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Transaction shall be in effect.

ARTICLE VI: TERMINATION

Section 6.1: Termination by Consent

This Agreement may only be terminated by written consent of all Parties.

ARTICLE VII: MISCELLANEOUS TERMS

Section 7.1: Notices

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally, via email or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the Parties to this Agreement to such address as the parties to this Agreement shall specify by notice to the other party.

Section 7.2: Further Assurances

Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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Section 7.3: Fees and Expenses

Each party hereto shall pay all of its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Section 7.4: Governing Law

This Agreement shall be governed and construed in accordance with the internal laws of the State of Nevada.

Section 7.5: Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 7.6: Effect of Headings

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7.7: Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 7.8: Counterparts

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the Parties hereto any rights or remedies hereunder.

Section 7.9: Closing Date

The transactions contemplated by this Agreement shall be completed within 5 days upon the signing of this Agreement by the Parties (the “Closing Date”), unless mutually agreed to a different date by the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANNY COSMIC INTERNATIONAL HOLDINGS, INC.

Per:	/s/ Liu Wenxin
Name:	Liu Wenxin
Title:	Director and CEO

Dated:	10. Sep, 2018

BANNY INTERNATIONAL TRADING CO. LTD.

Per:	/s/ Choi Kai Weng
Name:	Choi Kai Weng
Title:	Director

Dated:	10. Sep, 2018

CHOI KAI WENG

Signature	Choi Kai Weng

Dated:	10. Sep, 2018

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